Certificate No: 3904203

                             The Companies Act 1985

                        PRIVATE COMPANY LIMITED BY SHARES

                                   MEMORANDUM

                                     - and -

                             ARTICLES OF ASSOCIATION

                                       of

                           RENEWABLE TRADING LIMITED*

                         Incorporated on 11 January 2000

                             The Companies Act 1985

                        PRIVATE COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       of

                            RENEWABLE TRADING LIMITED

1.   The Company's name is "Renewable Trading Limited".*

2.   The Company's registered office is to be situated in England and Wales.

3.   The Company's objects are:-

          3.1  To carry out all or any of the  businesses  of general  merchants and traders,  cash and credit traders,  manufacturers' agents and representatives,  insurance  brokers and consultants,  estate and advertising agents, mortgage brokers, financial agents, advisers,
               managers   and   administrators,   hire   purchase   and  general
               financiers,  brokers and agents, commission agents, importers and
               exporters,   manufacturers,   retailers,   wholesalers,   buyers,
               sellers,  distributors  and  shippers  of,  and  dealers  in  all
               products,   goods,  wares,   merchandise  and  produce  of  every
               description,  to participate in, undertake,  perform and carry on all  kinds  of  commercial,  industrial,  trading  and  financial operations  and  enterprises;  to  carry  on  all  or  any of the businesses  of marketing  and business  consultants,  advertising
               agents  and  contractors,  general  storekeepers,   warehousemen,
               discount traders, mail order specialists,  railway,  shipping and forwarding agents, shippers, traders,  capitalists and financiers either on the Company's  own account or  otherwise,  printers and
               publishers;    haulage   and   transport   contractors,    garage
               proprietors,  operators,  hirers  and  letters  on hire  of,  and dealers in motor and other  vehicles,  craft,  plant,  machinery, tools and  equipment  of all kinds;  and to purchase or otherwise acquire and take over any businesses or undertakings which may be deemed expedient,  or to become interested in, and to carry on or dispose of,  remove or put an end to the same or  otherwise  deal with  any  such  businesses  or  undertakings  as may be  thought desirable.

          3.2  To carry on any other trade or business whatever which can in the opinion of the board of directors be advantageously carried on in connection with or as being ancillary to any of the businesses or activities of the Company.

          3.3  To purchase or by any other means  acquire and take  options over any property  whatever,  and any rights or privileges of any kind over or in respect of any property.

          3.4  To apply for, register,  purchase,  or by other means acquire and protect,  prolong  and renew,  whether  in the United  Kingdom or
               elsewhere  any  patents,   patent  rights,  brevets  d'invention,
               licences, secret processes, trade marks, designs, protections and concessions  and to  disclaim,  alter,  modify,  use and  turn to account and to manufacture  under of grant licences or privileges in  respect  of the same,  and to expend  money in  experimenting upon,  testing and  improving  any patents,  inventions or rights which the Company may acquire or propose to acquire.

          3.5  To acquire and  undertake  the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses  which the Company is authorised to carry on and as part of the  consideration  for any such  acquisition  to undertake all or any of the  liabilities of such  person,  firm or  company,  or to acquire an  interest  in,
               amalgamate   with,  or  enter  into   partnership   or  into  any
               arrangement  for sharing  profits,  or for  co-operation,  or for mutual assistance with any such person,  firm or company,  or for subsidising  or  otherwise  assisting  any such  person,  firm or company,  and to give or accept,  by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures,  debenture  stock or  securities  that may be  agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

          3.6  To improve, manage, construct,  repair, develop, exchange, let on lease or otherwise,  mortgage,  charge, sell, dispose of, turn to account,  grant  licences,  options,  rights  and  privileges  in respect  of,  or  otherwise  deal  with  all or any  part  of the property and rights of the Company.

          3.7  To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined by the board of  directors  and to hold or  otherwise  deal with any investments made.

          3.8  To lend and advance money or give credit on any terms and with or without  security  to any  person,  firm  or  company  (including without  prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with,  the Company) and to receive money on deposit or loan upon any terms.

          3.9  To  guarantee  or  otherwise  support or secure,  either  with or without the Company  receiving any consideration or advantage and whether by personal  covenant or by mortgaging or charging all or any  part  of  the  undertaking,  property,  assets,  rights  and revenues  (present  and  future)  and  uncalled  capital  of  the
               Company,  or by both such methods or by any other means whatever, the  performance of the  liabilities  and  obligations of and the repayment or payment of any moneys  whatever by any person,  firm or company, including (but not limited to):-

               3.9.1     any liabilities  and  obligations  whatever of, and the
                         repayment  or payment of any  moneys  whatever  by, any
                         company  which is for the time  being or is  likely  to
                         become the Company's holding company or a subsidiary of
                         the  Company or  another  subsidiary  of the  Company's
                         holding  company  or  otherwise   associated  with  the
                         Company in business; and

               3.9.2     any liabilities and obligations  incurred in connection
                         with or for the purpose of the acquisition of shares in
                         the  Company  or in any  company  which is for the time
                         being the  Company's  holding  company in so far as the
                         giving  of any  such  guarantee  or  other  support  or
                         security is not prohibited by law; and

               3.9.3     the repayment or payment of the  principal  amounts of,
                         and premiums, interest and dividends on, any borrowings
                         and securities.

          3.10 To  borrow  and  raise  money in any  manner  and to  secure  the repayment  of any money  borrowed,  raised or owing by  mortgage, charge,  standard security, lien or other security upon the whole or any part of the Company's  property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage,  charge,  standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

          3.11 To draw, make, accept, endorse, discount,  negotiate, execute and issue  cheques,  bills of exchange,  promissory  notes,  bills of
               lading,   warrants,   debentures,   and   other   negotiable   or
               transferable instruments.

          3.12 To apply for, promote,  and obtain any Act of Parliament,  order, or  licence of the  Department  of Trade or other  authority  for enabling the Company to carry any of its objects into effect,  or for effecting any modification of the Company's constitution,  or for any other purpose which may seem to the board of directors to be  calculated  directly or  indirectly  to promote the Company's interests,  and to oppose any proceedings or  applications  which may seem to such board to be calculated directly or indirectly to prejudice the Company's interests.

          3.13 To enter into any  arrangements  with any government or authority
               (supreme,  municipal,  local,  or otherwise) that may seem to the board of  directors  to be  conducive  to the  attainment  of the
               Company's  objects  or any of them,  and to obtain  from any such government or authority any charters, decrees, rights, privileges or concessions  which such board may think desirable and to carry out,  exercise,  and  comply  with  any such  charters,  decrees, rights, privileges and concessions.

          3.14 To subscribe for, take,  purchase,  or otherwise  acquire,  hold, sell,  deal with and dispose  of,  place and  underwrite  shares, stocks,  debentures,  debenture  stocks,  bonds,  obligations  or securities issued or guaranteed by any other company  constituted or carrying on business in any part of the world, and debentures, debenture  stocks,  bonds,  obligations  or securities  issued or guaranteed by any  government or authority,  municipal,  local or otherwise, in any part of the world.

          3.15 To control, manage, finance, subsidise,  co-ordinate or otherwise assist any company or companies in which the Company has a direct
               or  indirect   financial   interest,   to  provide   secretarial,
               administrative,  technical,  commercial  and other  services  and facilities  of all kinds for any such company or companies and to make  payments by way of  subvention  or otherwise  and any other arrangements  which  may  seem to the  board of  directors  to be desirable  with  respect  to any  business  or  operations  of or generally with respect to any such company or companies.

          3.16 To promote any other  company for the  purpose of  acquiring  the whole or any part of the business or property or  undertaking  or any of the  liabilities  of the Company,  or of  undertaking  any business or operations which may appear to the board of directors to be likely to assist or benefit  the  Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or  securities  of any such company as aforesaid.

          3.17 To sell or  otherwise  dispose  of the  whole  or any part of the business  or  property  of the  Company,  either  together  or in portions,  for such  consideration  as the board of directors may think fit, and in particular (but without limitation) for shares, debentures, or securities of any company purchasing the same.

          3.18 To act as agent or  broker  and as  trustee  or  nominee  for any
               person,   firm  or  company,   and  to   undertake   and  perform
               sub-contracts.

          3.19 To remunerate any person,  firm or company rendering  services to the Company  either by cash payment or by the allotment to him or them of shares or other  securities  of the  Company  credited as paid up in full or in part or otherwise.

          3.20 To pay  all or any  expenses  incurred  in  connection  with  the promotion,  formation  and  incorporation  of the Company,  or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting,  placing, selling,  or guaranteeing the subscription of any shares or other securities of the Company.

          3.21 To  provide,   and  to  establish   and  maintain  or  concur  in
               establishing and maintaining  trusts,  funds,  schemes,  clubs or other  arrangements  (whether  contributory or  non-contributory)
               with a view to providing:

               3.21.1    pensions, insurances, allowances, gratuities, bonuses
                         and  incentives  and  benefits  of  every   description
                         including,  but not  limited  to,  retirement  benefits
                         schemes and/or life assurance schemes; and

               3.21.2    employees'  share  schemes  (within  the  meaning of
                         section 743 of the Companies Act 1985)  including,  but
                         not limited to, profit sharing,  share option and share
                         purchase schemes

               to or for the  benefit of  officers,  ex-officers,  employees  or ex-employees of the Company or its predecessors in business or of any  company  which is for the time being or has at any time been the Company's  holding  company or a subsidiary of the Company or another  subsidiary of that holding company or of any predecessor in business of any such company or the dependants or relatives of any such  persons;  and to provide or lend money or provide other financial  assistance in  accordance  with or for the purposes of such arrangements.

          3.22 To  support  (whether  by  direct  subscription,  the  giving  of
               guarantees   or   otherwise)   any   charitable,   benevolent  or
               educational  fund,  institution or organisation,  or any event or purpose of a public or general nature,  the support of which will or may,  in the  opinion of the board of  directors,  directly or indirectly benefit,  or is calculated so to benefit,  the Company or its  business  or  activities  or its  officers,  ex-officers, employees or  ex-employees  or the  business,  activities  or its officers,  ex-officers,  employees or ex-employees of any company which is for the time being or has at any time been the Company's holding  company  or a  subsidiary  of  the  Company  or  another subsidiary of that holding company or the officers,  ex-officers, employees or  ex-employees  of any predecessor in business of the
               Company or any such company as aforesaid.

          3.23 Subject  to and in  accordance  with a due  compliance  with  the provisions of sections 155 to 158  (inclusive) of the Act (if and so far as such provisions shall be applicable),  to give, whether directly or  indirectly,  any kind of  financial  assistance  (as defined in section  152(1)(a) of the Act) for any such purpose as is specified in section 151(1) and/or section 151(2) of the Act.

          3.24 To  purchase  and  maintain,  for  the  benefit  of any  director
               (including  an  alternate  director),  officer  or auditor of the
               Company  or of any  company  which  is  the  holding  company,  a subsidiary,  or a fellow  subsidiary  of the  Company,  insurance against any liability as is referred to in section  310(1) of the
               Act and,  subject to the provisions of the Act, against any other liability which may attach to him or loss or expenditure which he may incur in relation  to  anything  done or alleged to have been done or omitted to be done as a director  (including an alternate director), officer or auditor and, subject also to the provisions of the Act, to indemnify any such person out of the assets of the
               Company against all losses or liabilities which he may sustain or incur in or about  the  lawful  execution  of the  duties  of his office or otherwise in relation thereto and, without prejudice to the foregoing,  to grant any such indemnity  after the occurrence of the event giving rise to any such liability.

          3.25 To  distribute  among  the  members  of the  Company  in kind any property of the Company of whatever nature.

          3.26 To procure the Company to be registered or recognised in any part of the world.

          3.27 To do all or any of the things or matters  aforesaid  in any part of the  world and  either  as  principal,  agent,  contractor  or otherwise, and by or through agents, brokers,  sub-contractors or otherwise and either alone or in conjunction with others.

          3.28 To do all  such  other  things  as may be  deemed  incidental  or conducive to the  attainment of the  Company's  objects or any of them.

               AND so that:-

               3.28.1    none of the objects  set out in any of the  preceding
                         sub-clauses  of this  Clause 3 shall  be  restrictively
                         construed but the widest  interpretation shall be given
                         to each such object,  and none of such  objects  shall,
                         except where the context  expressly so requires,  be in
                         any  way  limited  or  restricted  by  reference  to or
                         inference from any other object or objects set forth in
                         such  sub-clause,  or by reference to or inference from
                         the terms of any other  sub-clause of this Clause 3, or
                         by  reference  to or  inference  from  the  name of the
                         Company;

               3.28.2    none of the  preceding  sub-clauses  of this Clause 3
                         and  none of the  objects  therein  specified  shall be
                         deemed  subsidiary  or  ancillary to any of the objects
                         specified in any other such sub-clause, and the Company
                         shall have as full a power to  exercise  each and every
                         one of the objects specified in each sub-clause of this
                         Clause  3  as  though  each  sub-clause  contained  the
                         objects of a separate company;

               3.28.3    the word  "company"  in this Clause 3,  except  where
                         used in reference  to the  Company,  shall be deemed to
                         include  any  partnership  or  other  body of  persons,
                         whether  incorporated  or  unincorporated  and  whether
                         domiciled in the United Kingdom or elsewhere;

               3.28.4    in this Clause 3 the  expressions  "holding  company"
                         and "subsidiary"  shall have the meanings given to them
                         respectively   by  section  736  of  the  Act  and  the
                         expression  "subsidiaries"  shall  include a subsidiary
                         undertaking as defined by section 258 of the Act; and

               3.28.5    in this Clause 3 the  expression  "the Act" means the
                         Companies  Act 1985,  but so that any reference in this
                         Clause 3 to any provision of the Act shall be deemed to
                         include a reference to any  statutory  modification  or
                         re-enactment  of that provision at the time this Clause
                         3 takes effect.

4.   The liability of the members is limited.

5.   The  Company's  share  capital  is(pound)1,000  divided  into 1,000  shares of(pound)1 each.

We, the several persons whose names, addresses, and descriptions are subscribed, are desirous of being formed into a company in pursuance of this  Memorandum  of
Association  and we  respectively  agree to take the  number  of  shares  in the capital of the Company set opposite our respective names.

                                                                Number of
                                                                shares taken
       Names, addresses and descriptions of Subscribers         by the/each
                                                                Subscriber

JACQUELINE FISHER                                                 One
926 Kingstanding Road
Birmingham
B44 9NG

Secretary

JOANNA LINDSEY CLARKE                                             One
10 Gordon Road
Harborne
Birmingham
B16 9HB

Solicitor

DATED: 5th January 2000

WITNESS to the above signatures:-

KIM FALLAN
50 Quarry Lane
Northfield
Birmingham
B31 2PY

Secretary

                             The Companies Act 1985

                        PRIVATE COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       of

                           RENEWABLE TRADING LIMITED*

1.   Preliminary

     The  regulations  contained  in Table A in the  Schedule  to the  Companies
     (Tables A to F) Regulations  1985 in force at the time of adoption of these
     Articles (such Table being hereinafter called "Table A") shall apply to the
     Company save in so far as they are excluded or varied by these Articles and such  regulations  (save as so excluded to varied) and these Articles shall be the regulations of the Company.

2.   Interpretation

     In  these  Articles  and in  Table A the  following  expressions  have  the following meanings unless inconsistent with the context:-

"the Act"                          the Companies Act 1985 including any
                                   statutory modification or re- enactment
                                   thereof for the time being in force.

"these Articles"                   these Articles of Association, whether
                                   as originally adopted or as from time
                                   to time altered by special resolution.

"clear days"                       in relation to the period of a notice
                                   means that period excluding the day
                                   when the notice is given or deemed to
                                   be given and the day for which it is
                                   given or on which it is to take effect.

"the directors"                    the directors for the time being of the
                                   Company or (as the context shall
                                   require) any of them acting as the
                                   board of directors of the Company.

"executed"                         includes any mode of execution.

"the holder"                       in relation to shares means the member
                                   whose name is entered in the register
                                   of members as the holder of the shares.

"office"                           the registered office of the Company.

"seal"                             the common seal of the Company (if any).

"secretary"                        the secretary of the Company or any
                                   other person appointed to perform the
                                   duties of the secretary of the Company,
                                   including a joint, assistant or deputy
                                   secretary.

"share"                            includes any interest in a share.

"the United Kingdom"               Unless the context otherwise requires,
                                   words or expressions contained in these
                                   Articles and in Table A bear the same
                                   meaning as in the Act but excluding any
                                   statutory modification thereof not in
                                   force when these Articles become
                                   binding on the Company.  Regulation 1
                                   of Table A shall not apply to the
                                   Company.

3.   Share Capital

          3.1  The  authorised  share  capital  of the  Company  at the  time of incorporation  of the Company  is(pound)1,000  divided into 1,000 ordinary shares of(pound)1.00 each.

          3.2  No  shares  comprised  in the  authorised  share  capital  of the
               Company from time to time shall be issued  without the consent in writing of the holder or holders (in  aggregate) of a majority of the voting  rights in the Company  (within the meaning of section
               736A(2)  of the Act) nor shall any share be issued at a  discount or  otherwise  be issued in  breach  of the  provisions  of these
               Articles or of the Act.

          3.3  Regulation 4 of Table A and, in accordance  with section 91(1) of the Act,  Sections 89(1) and 90(1) to (6)  (inclusive) of the Act shall not apply to the Company.

4.   Lien

          The  Company  shall  have a first and  paramount  lien on all  shares, whether  fully  paid or not,  standing  registered  in the name of any person indebted or under liability to the Company, whether he shall be the  sole  registered  holder  thereof  or shall be one of two or more joint holders,  for all moneys presently  payable by him or his estate to the Company. Regulation 8 of Table A shall be modified accordingly.

5.   Calls on shares and forfeiture

          There shall be added at the end of the first sentence of regulation 18 of Table A, so as to increase  the  liability of any member in default in respect of a call,  the words "and all expenses  that may have been incurred by the Company by reason of such non-payment".

6.   Transfer of shares

          The first  sentence in regulation 24 of Table A shall not apply to the
          Company.  The words  "They may also" at the  beginning  of the  second sentence  of that  regulation  shall be  replaced  by the  words  "The directors may".

7.   General meetings

          The directors may call general  meetings and  regulation 37 of Table A shall not apply to the Company.

8.   Notice of general meetings

          8.1  A notice convening a general meeting shall be required to specify the general  nature of the business to be transacted  only in the case of special  business and  regulation  38 of Table A shall be modified  accordingly.  The words "or a  resolution  appointing a person a director" and paragraphs (a) and (b) in regulation 38 of
               Table A shall  be  deleted  and the  words  "in  accordance  with section  369(3) of the Act" shall be inserted after the words "if it is so agreed" in that regulation.

          8.2  All business  shall be deemed  special that is  transacted  at an extraordinary general meeting, and also all that is transacted at an annual  general  meeting  with the  exception  of  declaring a dividend,  the  consideration  of the  profit  and loss  account, balance sheet, and the reports of the directors and auditors, the appointment of and the fixing of the remuneration of the auditors and the giving or renewal of any authority in accordance with the provisions of section 80 of the Act.

          8.3  Every notice  convening a general  meeting  shall comply with the provisions of section 372(3) of the Act as to giving  information to  members  in regard to their  right to  appoint  proxies;  and notices  of and  other  communications  relating  to any  general meeting  which any member is entitled to receive shall be sent to the  directors  and to the  auditors  for the  time  being of the
               Company.

9.   Proceedings at general meetings

          9.1  The words, "save that, if and for so long as the Company has only one person as a member,  one member present in person or by proxy shall  be a  quorum"  shall  be  added  at the end of the  second sentence of regulation 40 of Table A.

          9.2  If a quorum  is not  present  within  half an hour  from the time appointed for a general  meeting the general  meeting shall stand adjourned  to the same day in the next  week at the same time and place or to such  other day and at such  other  time and place as the directors  may  determine;  and if at the  adjourned  general meeting a quorum is not present within half an hour from the time appointed  therefor the member or members present in person or by proxy or (being a body corporate) by representative  and entitled to vote upon the  business to be  transacted  shall  constitute a quorum  and shall  have power to decide  upon all  matters  which could  properly  have been  disposed of at the meeting from which the  adjournment  took place.  Regulation 41 of Table A shall not apply to the Company.

10.  Votes of members

          10.1 Regulation 54 of Table A shall not apply to the Company.  Subject to any rights or restrictions  for the time being attached to any class or  classes  of  shares,  on a show of hands  every  member entitled to vote who (being an  individual)  is present in person or by proxy  (not  being  himself a member  entitled  to vote) or
               (being a corporate body) is present by a representative  or proxy
               (not being himself a member entitled to vote) shall have one vote and, on a poll,  every  member shall have one vote for each share of which he is the holder.

          10.2 The words "be  entitled  to" shall be inserted  between the words
               "shall" and "vote" in regulation 57 of Table A.

          10.3 A member  shall not be entitled to appoint more than one proxy to attend on the same occasion and accordingly the final sentence of regulation 59 of Table A shall not apply to the Company. Any such proxy shall be entitled to cast the votes to which he is entitled in different ways.

11.  Number of directors

          11.1 Regulation 64 of Table A shall not apply to the Company.

          11.2 The  maximum  number  and  minimum  number  respectively  of  the directors  may be  determined  from  time  to  time  by  ordinary resolution.  Subject to and in default of any such  determination there  shall be no maximum  number of  directors  and the minimum number of directors shall be one.

12.  Alternate directors

          12.1 An alternate  director shall be entitled to receive notice of all meetings of the  directors  and of all meetings of  committees of the directors of which his appointor is a member  (subject to his giving to the  Company  an address  within the United  Kingdom at which  notices  may be served on him),  to attend and vote at any such  meeting  at  which  the  director  appointing  him  is  not personally present, and generally to perform all the functions of his  appointor at such  meeting as a director in his absence.  An alternate  director  shall not be entitled as such to receive any remuneration  from the  Company,  save that he may be paid by the
               Company such part (if any) of the remuneration  otherwise payable to his  appointor as such  appointor  may by notice in writing to the Company  from time to time direct.  Regulation  66 of Table A shall not apply to the Company.

          12.2 A  director,  or  any  such  other  person  as  is  mentioned  in regulation  65 of Table A, may act as an  alternate  director  to represent more than one director, and an alternate director shall be entitled at any meeting of the  directors or of any  committee of  the  directors  to  one  vote  for  every  director  whom  he represents  in  addition  to his own vote (if any) as a director, but he shall  count as only one for the  purpose  of  determining whether a quorum is present and the final  sentence of regulation
               88 of Table A shall not apply to the Company.

          12.3 Save as otherwise provided in the regulations of the Company,  an alternate  director shall be deemed for the purposes specified in
               Article 12.1 to be a director and shall alone be responsible  for his own acts and  defaults  and he shall  not be deemed to be the agent of the director  appointing  him.  Regulation 69 of Table A shall not apply to the Company.

13.  Appointment and retirement of directors

          13.1 The  directors  shall not be required  to retire by rotation  and regulations  73 to 80  (inclusive)  of Table A shall not apply to the Company.

          13.2 A member or members  holding a majority  of the voting  rights in the Company  (within  the meaning of section  736A(2) of the Act)
               shall have power at any time,  and from time to time,  to appoint any person to be a  director,  either as an  additional  director
               (provided  that the  appointment  does not  cause  the  number of directors  to exceed any number  determined  in  accordance  with
               Article  11.2 as the  maximum  number of  directors  for the time being in force) or to fill a vacancy  and to remove  from  office any director howsoever appointed. Any such appointment or removal shall be made by notice in writing to the  Company  signed by the member  or  members  making  the same or, in the case of a member being a corporate  body,  signed by one of its  directors or duly authorised  officers or by its duly authorised attorney and shall take effect upon lodgement of such notice at the office.

          13.3 The Company may by ordinary  resolution appoint any person who is willing to act to be a  director,  either to fill a vacancy or as an additional director.

          13.4 The  directors may appoint a person who is willing to act to be a director,  either to fill a vacancy or as an additional director, provided  that the  appointment  does not  cause  the  number  of directors  to exceed any number  determined  in  accordance  with
               Article  11.2 as the  maximum  number of  directors  for the time being in force.

14.  Disqualification and removal of directors

          The office of a director shall be vacated if:-

          14.1 he ceases to be a director by virtue of any  provision of the Act or these  Articles or he becomes  prohibited  by law from being a director; or

          14.2 he becomes  bankrupt or makes any arrangement or composition with his creditors generally; or

          14.3 he is, or may be, suffering from mental disorder and either:-

                    14.3.1    he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

                    14.3.2    an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

          14.4 he resigns his office by notice to the Company; or

          14.5 he shall for more than six  consecutive  months  have been absent
               without   permission  of  the  directors  from  meetings  of  the
               directors held during that period and the directors  resolve that his office be vacated; or

          14.6 he is removed from office as a director pursuant to Article 13.2;

               and regulation 81 of Table A shall not apply to the Company.

15.  Gratuities and pensions

         Regulation 87 of Table A shall not apply to the Company and the directors may exercise any powers of the Company conferred by its Memorandum of Association to give and provide pensions, annuities, gratuities or any other benefits whatsoever to or for past or present directors or employees (or their dependants) of the Company or any subsidiary or associated undertaking (as defined in section
         27(3) of the Companies Act 1989) of the Company and the Directors shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

16.  Proceedings of the directors

          16.1 Whensoever  the  minimum  number  of the  directors  shall be one pursuant to the provisions of Article 11.2, a sole director shall have authority to exercise all the powers and  discretions  which are  expressed  by Table A and by these  Articles to be vested in the  directors  generally  and  regulations  89 and 90 of Table A shall be modified accordingly.

          16.2 Subject to the  provisions  of the Act, and provided  that he has disclosed to the  directors the nature and extent of any interest of his, a director notwithstanding his office:-

                    16.2.1    may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is in any way interested;

                    16.2.2    may be a director or other officer of or employed by or be a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is in any way interested;

                    16.2.3    may or any firm or company of which he is a member or director may act in a professional capacity for the Company or any body corporate in which the
                              Company is in any way interested;

                    16.2.4    shall not by reason of his office be accountable to the Company for any benefit which he derives from such office, service or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

                    16.2.5    shall be entitled to vote on any resolution and (whether or not he shall vote)
                              be counted in the quorum on any matter referred to in any of Articles 16.2.1 to 16.2.4 (inclusive) or on any resolution which in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever and if he shall vote on any resolution as aforesaid his vote shall be counted.

          16.3 For the purposes of Article 16.2:-

                    16.3.1    a general notice to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

                    16.3.2    an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

                    16.3.3    an interest of a person who is for any purpose of the Act (excluding any statutory modification not in force when the Company was incorporated)
                              connected with a director shall be treated as an interest of the director and in relation to an alternate director an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

          16.4 Any director (including an alternate director) may participate in a meeting of the  directors  or a committee  of the  directors of which  he is a  member  by means  of a  conference  telephone  or
               similar    communications    equipment    whereby   all   persons
               participating   in  the   meeting   can  hear   each   other  and
               participation  in a  meeting  in this  manner  shall be deemed to constitute  presence in person at such  meeting  and,  subject to these  Articles  and the Act, he shall be entitled to vote and be counted in a quorum  accordingly.  Such a meeting shall be deemed to take place where the largest group of those  participating  is assembled  or, if there is no such group,  where the  chairman of the meeting then is.

          16.5 Regulation 88 of Table A shall be amended by substituting for the sentence:-

                    "It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom"

                    the following sentence:-

                    "Notice of every meeting of the directors shall be given to each director and his alternate, including directors and alternate directors who may for the time being be absent from the United Kingdom and have given the Company an address within the United
                    Kingdom for service."

          16.6 Regulations  94 to 97  (inclusive)  of Table A shall not apply to the Company.

17.  The seal

         If the Company has a seal it shall be used only with the authority of the directors or of a committee of the directors.  The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined, every instrument to which the seal is affixed shall be signed by one director and by the secretary or another director.  The obligation under regulation 6 of Table A relating to the sealing of share certificates shall only apply if the
         Company has a seal.  Regulation 101 of Table A shall not apply to the Company.

18.  Notices

          18.1 In  regulation  112 of Table A, the  words  "by  telex to a telex number  supplied  by the  member  for such  purpose  or" shall be inserted  immediately  after the words "or by sending it" and the words  "first  class"  shall be inserted  immediately  before the words "post in a prepaid envelope".

          18.2 Where a notice is sent by first class  post,  proof of the notice having  been  posted in a properly  addressed,  prepaid  envelope shall be conclusive  evidence that the notice was given and shall be deemed to have been given at the  expiration of 24 hours after the  envelope  containing  the same is posted.  Where a notice is sent by telex  receipt  of the  appropriate  answerback  shall be conclusive  evidence  that the  notice  was given and the  notice shall be deemed to have  been  given at the time of  transmission following receipt of the appropriate  answerback.  Regulation 115 of Table A shall not apply to the Company.

          18.3 If at any time by  reason of the  suspension  or  curtailment  of postal  services  within the United Kingdom the Company is unable effectively to convene a general  meeting by notices sent through the  post,  a  general  meeting  may  be  convened  by  a  notice advertised  in at least one  national  daily  newspaper  and such notice  shall be deemed to have been duly  served on all  members entitled  thereto  at  noon  on the day  when  the  advertisement appears.  In any such case the  Company  shall send  confirmatory copies of the notice by post if at least  seven days prior to the meeting the posting of notices to addresses throughout the United
               Kingdom again becomes practicable.

19.  Winding up

         In regulation 117 of Table A, the words "with the like sanction" shall be inserted immediately before the words "determine how the division".

20.  Indemnity

          20.1 Subject  to the  provisions  of  section  310 of  the  Act  every director  (including  an alternate  director) or other officer of the Company shall be indemnified out of the assets of the Company against all losses or  liabilities  which he may sustain or incur in or about the lawful  execution  of the duties of his office or otherwise in relation thereto,  including any liability  incurred by him in defending any  proceedings,  whether civil or criminal, in  which  judgement  is given  in his  favour  or in which he is acquitted or in connection with any application under section 144 or  section  727 of the Act in which  relief is granted to him by the court, and no director  (including an alternate  director) or other officer shall be liable for any loss,  damage or misfortune which may happen to or be  incurred  by the Company in the lawful execution  of the  duties of his office or in  relation  thereto.
               Regulation 118 of Table A shall not apply to the Company.

          20.2 The  directors  shall have power to purchase  and maintain at the expense of the Company for the benefit of any director (including an  alternate  director),  officer  or  auditor  of  the  Company insurance against any such liability as is referred to in section
               310(1)  of the  Act  and  subject  to the  provisions  of the Act against  any other  liability  which may attach to him or loss or expenditure  which he may incur in relation  to anything  done or alleged  to have been done or  omitted  to be done as a  director
               (including an alternate director), officer or auditor.

          20.3 The  directors may  authorise  directors of companies  within the same group of  companies  as the Company to purchase and maintain insurance  at the  expense of the  Company for the benefit of any director  (including  an alternate  director),  other  officer or auditor of such  company in  respect of such  liability,  loss or expenditure as is referred to in Article 20.2.

                                Names, addresses and descriptions of Subscribers

JACQUELINE FISHER
926 Kingstanding Road
Birmingham
B44 9NG

Secretary

JOANNA LINDSEY CLARKE
10 Gordon Road
Harborne
Birmingham
B16 9HB

Solicitor

Dated:   5th January 2000

Witness to the above signatures:-

KIM FALLAN
50 Quarry Lane
Northfield
Birmingham
B31 2PY

Secretary

--------
* The name of the  Company  was  changed  from Foray 1277  Limited to  Renewable
Trading Limited recorded by Certificate of Incorporation on Change of Name dated
18 February 2000.
* The name of the  Company  was  changed  from Foray 1277  Limited to  Renewable
Trading Limited recorded by Certificate of Incorporation on Change of Name dated
18 February 2000.